EXHIBIT 11
                         BARRETT BUSINESS SERVICES, INC.
                       STATEMENT OF CALCULATION OF AVERAGE
                            COMMON SHARES OUTSTANDING


                                                                                               Three Months
                                                                                                   Ended
                                                                                               June 30, 1997
                                                                                               -------------
Primary Earnings Per Share:
     Weighted average number of shares                                                           6,735,682
      Stock option plan shares to be issued at prices
      ranging from $3.50 to $17.9375 per share                                                     507,231
      Warrant issues at a price of $4.20 per share                                                  39,231
      Less:   Assumed purchase at average market price
              during the period using proceeds received upon exercise of options and purchase of stock,  and using tax benefits of compensation due to premature
              dispositions                                                                        (450,218)
                                                                                                 ---------
         Total Primary Shares                                                                    6,831,926
                                                                                                 =========

Fully Diluted Earnings Per Share:
     Weighted average number of shares                                                           6,735,682
      Stock option plan shares to be issued at prices
       ranging from $3.50 to $17.9375 per share                                                    507,231
      Warrant issues at a price of $4.20 per share                                                  39,231
      Less:   Assumed purchase at the higher of ending or
              average market price during the period using proceeds
              received upon exercise of options and purchase of
              stock, and using tax benefits of compensation due to
              premature dispositions                                                              (450,210)
                                                                                                 ---------
          Total Diluted Shares                                                                   6,831,934
                                                                                                 =========










Note: The effect of common stock equivalents upon the primary and fully diluted earnings per share calculation is less than 3%; therefore, earnings per share are based on the weighted average number of shares outstanding during the period.